                                                                    EXHIBIT 99


                             HEALTH PARTNERS, INC.

       THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE SPECIAL
           MEETING OF STOCKHOLDERS TO BE HELD ON _____________, 1997


        The undersigned hereby appoints _____________ and ______________, each with the power to appoint his substitute, as Proxies to represent and vote, as designated below, all shares of common stock, par value $.001 per share (the "Common Stock"), of Health Partners, Inc. (the "Company") held of record by the undersigned at the Special Meeting of Stockholders of the Company to be held on __________, 1997 at 10:00 a.m. at the Company's corporate headquarters, 800 Connecticut Avenue, Norwalk, Connecticut (the "Special Meeting"), and at any adjournments or postponements thereof.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE FOLLOWING
PROPOSALS:

        1. Approval and adoption of the Agreement and Plan of Merger dated as of July 1, 1997 by and among FPA Medical Management, Inc., FPA Acquisition Corp., and the Company (the "Merger Agreement").

        [ ] FOR    [ ] AGAINST    [ ] ABSTAIN

        2. Approval of certain payments and benefits (collectively, the "Payments") to be paid to or received by Charles G. Berg, president and chief executive officer of the Company.

        [ ] FOR    [ ] AGAINST    [ ] ABSTAIN

        3. In their discretion, the Proxies are each authorized to vote upon such other matters as may properly come before the Special Meeting and any adjournments or postponement thereof.

        THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED. ABSTENTIONS AND NON-VOTES WILL HAVE THE EFFECT OF A VOTE AGAINST APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND AGAINST APPROVAL OF THE PAYMENTS.



 -----------------------------------------------------------------------------
            (CONTINUED AND TO BE SIGNED AND DATED ON THE OTHER SIDE)



        Do you plan to attend the meeting?        [ ] YES      [ ] NO



                              Please sign exactly as your name appears on the stock certificate(s). When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign the partnership's name by an authorized person.


                              DATED:  _______________________, 1997


                              ________________________________________________
                                               Signature



                              ________________________________________________
                                        Signature if jointly held




        PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.